SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 1999

                               ASARCO Incorporated
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             (Exact name of registrant as specified in its charter)

     New Jersey                1-164                13-492440
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(State or other jurisdiction  (Commission     (IRS Employer
     of incorporation)        File Number)   Identification No.)

180 Maiden Lane, New York, New York                   10038
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (212) 510-2000
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Item 5.        Other Events.
               -------------

               On July 15, 1999 Cyprus Amax Minerals Company ("Cyprus") and ASARCO Incorporated ("Asarco") announced an agreement, unanimously approved by the Board of Directors of Asarco and Cyprus, for the combination of the two companies in a merger-of-equals transaction. Enclosed is the press release describing the proposed transaction. Asarco has also amended its 1989 and 1998 shareholder rights plans to permit Asarco and Cyprus to enter into the merger agreement and to consummate the transaction contemplated therein without causing the rights under the plans to become exercisable.

Item 7.        Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.           Exhibit
-----------           -------
    1.                Press Release of Asarco and Cyprus dated July 15, 1999.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     ASARCO Incorporated

                                                       (Registrant)


                                                    By:/s/ Francis R. McAllister
                                                      -------------------------
                                                           Francis R. McAllister
                                                              Chairman and Chief
                                                              Executive Officer



Dated:   July 20, 1999













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                                INDEX TO EXHIBITS



Exhibit No.           Exhibit
-----------           -------
    1.                Press Release of Asarco and Cyprus dated July 15, 1999.

Exhibit 1 Press Release of Asarco and Cyprus dated July 15, 1999.
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CYPRUS AMAX MINERALS COMPANY         ASARCO        NEWS

                             FOR IMMEDIATE RELEASE

              CYPRUS AMAX MINERALS COMPANY AND ASARCO INCORPORATED
                            ANNOUNCE MERGER OF EQUALS

            --Strategic Combination Creates Largest Publicly Traded
                         Copper Company in the World--

           --New Company to Realize $150 Million in Annual Synergies -


         DENVER, CO and NEW YORK, N.Y., July 15, 1999 -- Cyprus Amax Minerals Company (NYSE:CYM) and ASARCO Incorporated (NYSE:AR) today announced an agreement, unanimously approved by the Boards of both companies, for the combination of the two companies in a merger-of-equals transaction. The new Company, which will be named Asarco Cyprus Incorporated, will be the largest publicly traded copper company.
         Under the terms of the transaction, Cyprus Amax shareholders will receive 0.765 shares of Asarco Cyprus common stock for each share of Cyprus Amax common stock they own and Asarco shareholders will receive one share of Asarco Cyprus common stock for each share of Asarco common stock they own. The exchange of shares for both companies' shareholders is expected to be tax-free. An initial dividend rate of 5 cents per share per quarter, the same dividend rate paid currently by Cyprus Amax and Asarco, is expected.
         Asarco Cyprus will have its corporate headquarters in New York City and its operations headquarters in Tempe, Arizona. The combined company will have a beneficial interest in annual copper production of approximately 2.0 billion pounds, second only in size to the Chilean government-owned copper company, Codelco. Asarco Cyprus will have the financial capacity and resources necessary to further develop and expand its low-cost copper properties. The new Company's annual after-tax earnings sensitivity will be approximately 14 cents per share for every one cent change in the price of copper.
         The merger is expected to reduce the combined expenses of Cyprus Amax and Asarco by approximately $150 million annually. The expense reductions will be realized in corporate overhead, administrative costs, material and supply costs and from operating synergies. Depreciation expense will also be reduced. When the expense reductions are fully implemented by 2001, the new Company's cash cost of producing copper is expected to be approximately 50 cents per pound. At that point, Asarco Cyprus expects that it will require a copper price of only 65 cents per pound to break even on a net earnings basis. As a result of the expense reductions, the transaction will be accretive to earnings for both companies in 2000.
         Asarco Cyprus will have a 16-person Board of Directors with eight members nominated by Cyprus Amax and eight nominated by Asarco. Milton H. Ward, Cyprus Amax's chairman, president and chief executive officer, and Francis R.
McAllister, Asarco's chairman and chief executive officer, will serve as co-chief executive officers and directors of Asarco Cyprus. Mr. Ward will be chairman and co-CEO through April 2000 and, following April 2000, will be chairman until his retirement at the end of 2000. Mr. Ward will remain a director of the new company following his retirement. Mr. McAllister will be president and co-CEO through April 2000, president and chief executive officer until the end of 2000 and will become chairman, president and chief executive officer at the end of 2000.
         Ward, chairman, president and chief executive officer of Cyprus Amax, and McAllister, chairman and chief executive officer of ASARCO Incorporated, said, "We are very excited about the new Company we are creating. We believe that copper has very strong growth potential. This strategic combination results in a company with large copper and molybdenum ore reserves, the financial capacity to develop, enhance and expand our copper assets and the ability to meet the challenges of low copper prices and to generate substantial cash flow during periods of strong copper prices.
         "We plan to build on the strengths of both companies by rationalizing operations, enhancing operating efficiencies, leveraging purchasing power and devoting resources to low-cost copper production. Shareholders, employees, customers and the communities of which we are part will all benefit from the combination of our companies.
         "Our operations are highly complementary. Our U.S. mines, which are primarily in Arizona, are in close proximity to one another, providing the opportunity to achieve operating efficiencies and reduce administrative overhead. Our mines in Peru and Chile have similar potential for operating efficiencies. The new Company will have substantially greater financial capacity, lower costs and more efficient operating dynamics. It is a combination which we believe will lead to significant long-term value for our shareholders."
         Asarco Cyprus' beneficial interest in copper ore reserves will be approximately 62 billion pounds of contained copper with excellent potential for further expansion.
         Asarco Cyprus will also be the world's largest producer of molybdenum, a major producer of specialty chemicals, a regional producer of aggregates and the owner of a 30% interest in Kinross Gold Corporation.

      On a pro forma basis, the new company will have cash of approximately $1.4 billion, total assets of approximately $8.0 billion and equity market capitalization of approximately $2.0 billion.
         Jeffrey G. Clevenger, currently executive vice president of Cyprus Amax and president of Cyprus Climax Metals Company, will be executive vice president and chief operating officer of Asarco Cyprus and will have responsibility for Asarco Cyprus' copper and molybdenum businesses. Kevin R. Morano, currently president and chief operating officer of Asarco, will be executive vice president and chief financial officer of Asarco Cyprus and will have responsibility for Asarco Cyprus' finance and administration functions and for its non-copper businesses. Both Mr. Clevenger and Mr. Morano will be directors of Asarco Cyprus. Southern Peru Copper Corporation (NYSE:PCU), 54.3% owned by Asarco, whose president and chief executive officer, Charles B. Smith, is based in Lima, Peru, will continue to report directly to Mr. McAllister, who will continue to be chairman of Southern Peru Copper Corporation.
         The combination, which is subject to regulatory approvals and the approvals of the shareholders of both Cyprus Amax and Asarco, is expected to close in the 4th Quarter of 1999. Merrill Lynch & Co. acted as financial advisor to Cyprus Amax and Credit Suisse First Boston acted as financial advisor to Asarco.
         Cyprus Amax is a leading producer of copper, the world's largest producer of molybdenum, and holds a 30% interest in Kinross Gold Corporation. Cyprus Amax is exploring for minerals worldwide.
         Asarco is one of the world's leading producers of copper, specialty chemicals and aggregates.
         Actual results may vary materially from any forward-looking statement the Companies make. Refer to the Cautionary Statement and Risk Factors contained in Cyprus Amax's and Asarco's 1998 Form 10-Ks.


FOR FURTHER INFORMATION: John Taraba (303) 643-5244
                         Gerald J. Malys (303) 643-5060
                         Jerry W. Cooper (212) 510-1810 (212)510-1835 (FAX)
                         Donald M. Noyes (212) 510-1813


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